EXHIBIT 12
                        FLEETBOSTON FINANCIAL CORPORATION
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS

                         EXCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                                   Six      Three
                                                months     months
                                                 ended      ended
                                              June 30,    June 30,                       Year ended December 31,
                                                  2000        2000          1999        1998       1997       1996       1995
-----------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes                    $3,113      $1,496        $3,426      $3,776     $3,762     $3,185     $2,354
Adjustments:
   (a)  Fixed charges:
         (1)  Interest on borrowed funds         1,662         806         2,794       2,240      1,788      1,686      2,492
         (2)  1/3 of rent                           40          19           103          96         92         95         90
   (b)  Preferred dividends                         34          17            85          97        157        183        129
                                                ------      ------        ------      ------     ------     ------     ------
   (c)  Adjusted earnings                       $4,849      $2,338        $6,408      $6,209     $5,799     $5,149     $5,065
                                                ======      ======        ======      ======     ======     ======     ======

Fixed charges and preferred dividends           $1,736      $  842        $2,982      $2,433     $2,037     $1,964     $2,711
                                                ======      ======        ======      ======     ======     ======     ======

Adjusted earnings/fixed charges                   2.79x       2.78x         2.15x       2.55x      2.85x      2.62x      1.87x
                                                ======      ======        ======      ======     ======     ======     ======

                         INCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                                   Six      Three
                                                months     months
                                                 ended      ended
                                              June 30,    June 30,                       Year ended December 31,
                                                  2000        2000          1999        1998       1997       1996       1995
-----------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes                    $3,113      $1,496        $3,426      $3,776     $3,762     $3,185     $2,354
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds         1,662         806         2,794       2,240      1,788      1,686      2,492
         (2)  1/3 of rent                           40          19           103          96         92         95         90
         (3)  Interest on deposits               1,781         884         3,516       3,706      3,339      3,433      3,517
   (b)  Preferred dividends                         34          17            85          97        157        183        129
                                                ------      ------        ------      ------     ------     ------     ------
   (c)  Adjusted earnings                       $6,630      $3,222        $9,924      $9,915     $9,138     $8,582     $8,582
                                                ======      ======        ======      ======     ======     ======     ======

Fixed charges and preferred dividends           $3,517      $1,726        $6,498      $6,139     $5,376     $5,397     $6,228
                                                ======      ======        ======      ======     ======     ======     ======

Adjusted earnings/fixed charges                   1.89x      1.87x          1.53x       1.62x      1.70x      1.59x      1.38x
                                                ======      ======        ======      ======     ======     ======     ======

                        FLEETBOSTON FINANCIAL CORPORATION
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                TO FIXED CHARGES

                         EXCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                                   Six      Three
                                                months     months
                                                 ended      ended
                                              June 30,    June 30,                       Year ended December 31,
                                                  2000        2000          1999        1998       1997       1996       1995
-----------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes                    $3,113      $1,496        $3,426      $3,776     $3,762     $3,185     $2,354
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds         1,662         806         2,794       2,240      1,788      1,686      2,492
         (2)  1/3 of rent                           40          19           103          96         92         95         90
                                                ------      ------        ------      ------     ------     ------     ------
  (b)  Adjusted earnings                        $4,815      $2,321        $6,323      $6,112     $5,642     $4,966     $4,936
                                                ======      ======        ======      ======     ======     ======     ======

Fixed charges                                   $1,702      $  825        $2,897      $2,336     $1,880     $1,781     $2,582
                                                ======      ======        ======      ======     ======     ======     ======

Adjusted earnings/fixed charges                   2.83x       2.81x         2.18x       2.62x      3.00x      2.79x      1.91x
                                                ======      ======        ======      ======     ======     ======     ======

                         INCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                                   Six      Three
                                                months     months
                                                 ended      ended
                                              June 30,    June 30,                       Year ended December 31,
                                                  2000        2000          1999        1998       1997       1996       1995
-----------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes                    $3,113      $1,496        $3,426      $3,776     $3,762     $3,185     $2,354
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds         1,662         806         2,794       2,240      1,788      1,686      2,492
         (2)  1/3 of rent                           40          19           103          96         92         95         90
         (3)  Interest on deposits               1,781         884         3,516       3,706      3,339      3,433      3,517
                                                ------      ------        ------      ------     ------     ------     ------
  (b)  Adjusted earnings                        $6,596      $3,205        $9,839      $9,818     $8,981     $8,399     $8,453
                                                ======      ======        ======      ======     ======     ======     ======

Fixed charges                                   $3,483      $1,709        $6,413      $6,042     $5,219     $5,214     $6,099
                                                ======      ======        ======      ======     ======     ======     ======

Adjusted earnings/fixed charges                   1.89x       1.88x         1.53x       1.62x      1.72x      1.61x      1.39x
                                                ======      ======        ======      ======     ======     ======     ======